UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On August 7, 2014, Cloud Peak Energy Logistics LLC (“CPE Logistics”), a wholly-owned subsidiary of Cloud Peak Energy Inc. (“Cloud Peak Energy”), entered into an agreement (“CVRI Agreement”) with Coal Valley Resources, Inc. (“CVRI”), a recently acquired unit of Westmoreland Coal Company, wherein CPE Logistics paid $37 million to CVRI for CVRI to voluntarily terminate its throughput agreement with Westshore Terminals Limited Partnership (“Westshore”), freeing up available space at the fully utilized Westshore Terminal.

The CVRI Agreement was entered into in connection with Cloud Peak Energy’s announcement that CPE Logistics increased its committed capacity and associated take-or-pay commitments at the Westshore Terminal, effective January 1, 2015, and extended the term of its throughput agreement with Westshore for exports of low sulfur coal from Roberts Bank, British Columbia through the end of 2024.

The foregoing summary of the CVRI Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the CVRI Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Cautionary Note Regarding Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements include the expected timing and volumes for future export shipments and other statements regarding the expected benefits of this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including government energy and tax policies and the political and regulatory environment impacting coal-fired generation and exports of U.S. thermal coal, economic and industry conditions, demand by Asian utilities for our coal and competition from other producers of coal and sources of electricity generation, Newcastle benchmark prices and prices we receive for delivered export sales, rail and terminal performance and availability required to deliver our export tons, demurrage costs, take-or-pay commitments and other factors.  For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 7.01                                           Regulation FD Disclosure

On August 8, 2014, Cloud Peak Energy Inc. issued a press release announcing CPE Logistics’ amended throughput agreement with Westshore and the CVRI Agreement, as described in Item 1.01 of this Form 8-K. The full text of the press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other Cloud Peak Energy filings.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished herewith.

10.1                        Agreement, dated August 7, 2014, between Cloud Peak Energy Logistics LLC and Coal Valley Resources, Inc.

99.1                        Furnished press release of Cloud Peak Energy Inc., dated August 8, 2014, announcing Cloud Peak Energy’s amended throughput agreement with Westshore Terminals and related agreement with Coal Valley Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: August 8, 2014	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated August 7, 2014, between Cloud Peak Energy Logistics LLC and Coal Valley Resources, Inc.

99.1

Furnished press release of Cloud Peak Energy Inc., dated August 8, 2014, announcing Cloud Peak Energy’s amended throughput agreement with Westshore Terminals and related agreement with Coal Valley Resources, Inc.